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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

1.       Spectrum Integrated Services, Inc. d/b/a Spectrum Contact Services

2.       Software Spectrum Limited

3.       Software Spectrum Holdings Pty Limited

4.       Software Spectrum Pty Limited

5.       Software Spectrum B.V.

6.       Software Spectrum Canada, Ltd.

7.       Software Spectrum (NZ) Limited

8.       SoftwareSpectrum.com Professional Services Pte Ltd

9.       Software Spectrum, a Hong Kong company